Exhibit 10.4

COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT (this “Agreement”), dated as of February 4, 2024, is made by and among SLAM Corp., a Delaware corporation (“SLAM”), Lynk Global, Inc., a Delaware corporation (the “Company”) and the undersigned individual (the “Insider” and together with the Company, the “Company Parties”). SLAM, the Company and the Insider shall be referred to herein from time to time collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, this Agreement is being entered into in connection with the Business Combination Agreement, in the form executed on February 4, 2024, (the “Business Combination Agreement”), by and among SLAM, Lynk Global Holdings, Inc., a Delaware corporation (“Topco”), the Company, Lynk Merger Sub 1, LLC, a Delaware limited liability company (“Merger Sub 1”), Lynk Merger Sub 2, LLC, a Delaware limited liability company (“Merger Sub 2”), and Slam Sponsor, LLC, a Cayman Islands limited liability company (the “Sponsor”);

WHEREAS, upon and subject to the occurrence of the consummation of the Mergers, on the terms and subject to the conditions set forth herein, each of the agreements listed on Schedule I hereto (collectively, the “Investor Agreements”) will terminate pursuant to the requisite consent of the Company and the parties thereto; and

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, the Company and the Insider, as applicable, will, subject to the terms and conditions set forth herein, consent to the entry by the Company into the Business Combination Agreement and the consummation by the Company of the transactions contemplated thereby on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in order to induce the Company to enter into the Business Combination Agreement and in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Consent to Business Combination.

(a) The Insider (in his, her or its capacity as a stockholder of the Company and on behalf of himself or itself) hereby agrees to vote (or cause to be voted) at any meeting (regular or special) of the stockholders of the Company, and in any action by written resolution of the stockholders of the Company, all of Insider’s Company Shares (or any instruments convertible into Company Shares) held of record or beneficially by Insider as of such time (the “Subject Company Equity Securities”) and all other equity securities of the Company Insider is entitled to vote on the matter in favor of approving the Business Combination Agreement, each Ancillary Document and the transactions contemplated by the Business Combination Agreement (the “Transactions”), and against any action, proposal, transaction, agreement or other matter presented at any meeting (regular or special) of the stockholders of the Company, and in any action by written resolution of the stockholders of the Company that would reasonably be expected to (i) result in a breach of the Company’s covenants, agreements or obligations under the Business Combination Agreement, (ii) cause any of the conditions to the Closing set forth in Article 8 of the Business Combination Agreement not to be satisfied or (iii) otherwise materially impede, materially interfere with, materially delay, materially discourage, materially and adversely affect or materially inhibit the timely consummation of, the Transactions.

(b) Insider agrees, except in a manner not in direct or indirect contravention or breach of the Business Combination Agreement or any Ancillary Document, not to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any equity interests of the Company in connection with any vote or other action with respect to the Transactions or any Ancillary Document, other than to recommend that the holders of equity interests of the Company vote in favor of the Transaction Proposals, including the adoption of the Business Combination Agreement, the Ancillary Documents and the Transactions (and any actions required in furtherance thereof and otherwise as expressly provided in this Section 1).

(c) Insider agrees not to commence or bring in any claim challenging the validity of any provision of this Agreement, the Business Combination Agreement, the Ancillary Documents or the Transactions.

2. Transfer Restrictions on Shares. Except as expressly contemplated by the Business Combination Agreement, with the prior written consent of the Company, or with respect to a Transfer of the type set forth in clause (A) through clause (E) below, from and after the date hereof until the earlier of the date of the Closing or the termination of the Business Combination Agreement in accordance with its terms, Insider hereby agrees that he, she or it shall not (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, dispose of or otherwise encumber any of his, her or its Subject Company Equity Securities or otherwise agree to do any of the foregoing (each, a “Transfer”), (ii) deposit any of his, her or its Subject Company Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of his, her or its Subject Company Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of his, her or its Subject Company Equity Securities, (iv) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of his, her or its Subject Company Equity Securities even if such Subject Company Equity Securities would be disposed of by a person other than such Sponsor Party or (v) take any action that would have the effect of preventing or materially delaying the performance of his, her or its obligations hereunder; provided, however, that the foregoing shall not apply to any Transfer (A) to Company officers or directors, any affiliates or family member of any of the Company’s officers or directors, or any employees of such affiliates; (B) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; or (E) by virtue of the Company’s Governing Documents upon liquidation or dissolution of the Company; provided, that any transferee of any Transfer of the type set forth in clause (A) through clause (E) must enter into a written agreement in form and substance reasonably satisfactory to the Company agreeing to be bound by this Agreement prior to the occurrence of such Transfer.

3. Termination of Investor Agreements. Insider hereby agrees that, notwithstanding anything to the contrary in any Investor Agreement, (i) each of the Investor Agreements shall be automatically terminated and of no further force and effect (including any provision of any such agreement that, by its terms, survives such termination) effective as of, and subject to and conditioned upon the occurrence of, the Closing and (ii) upon such termination neither the Company nor any of its Affiliates shall have any further obligations or liabilities under each such Investor Agreement, but excluding, for the avoidance of doubt, any rights such Stockholder may have that relate to any indemnification, commercial or employment agreements or arrangements between such Stockholder and the Company or any subsidiary, which shall survive in accordance with their terms.

4. Other Covenants.

(a) From the date hereof until the Closing Date or, if earlier, the termination of this Agreement in accordance with Section 6, Insider shall not, and shall instruct its representatives not to, (i) make any proposal or offer that constitutes a Company Acquisition Proposal, (ii) initiate any discussions or negotiations with any Person with respect to a Company Acquisition Proposal or (iii) enter into any acquisition agreement, business combination, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to a Company Acquisition Proposal, in each case, other than to or with the Company and its respective representatives. From and after the date hereof, Insider shall, and shall instruct its officers and directors (if applicable) and its representatives to, immediately cease and terminate all discussions and negotiations with any Persons that may be ongoing with respect to a Company Acquisition Proposal or any negotiations which may lead to a Company Acquisition Proposal (other than the Company and its representatives). Notwithstanding anything in this Agreement to the contrary, nothing in this Section 4(a) or otherwise under this Agreement shall prohibit, restrict or otherwise limit Insider from taking any action or omitting to take any action, directly or indirectly, in connection with any Company Financing.

(b) Insider acknowledges and agrees that SLAM is entering into the Business Combination Agreement in reliance upon Insider entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for Insider entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, SLAM would not have entered into or agreed to consummate the Transactions or the Ancillary Documents.

5. Company Party Representations and Warranties. Each Company Party, severally and not jointly, represents and warrants to the Company as follows, solely with respect to such Company Party:

(a) Ownership. To the extent any Company Party owns any Subject Company Equity Securities, such Company Party owns free and clear of all Liens (other than transfer restrictions under applicable securities Laws) the number of Subject Company Equity Securities set forth opposite such Company Party’s name on the signature page to this Agreement. Such Company Party has, and will have at all times during the term of this Agreement, the sole voting power with respect to his, her or its Subject Company Equity Securities. Such Subject Company Equity Securities are the only equity securities in the Company owned of record or beneficially by such Company Party on the date of this Agreement, and none of such Subject Company Equity Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Company Equity Securities, except as provided hereunder. Such Company Party does not hold or own any rights to acquire (directly or indirectly) any equity interests in the Company or any equity securities convertible into, or that can be exchanged for, equity securities of the Company.

(b) Organization. If such Company Party is not an individual, it is duly organized, validly existing and in good standing (where applicable) under the Laws of the jurisdiction in which it is incorporated, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Company Party’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational action on the part of the Company Party. If such Company Party is an individual, such Company Party has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Company Party’s obligations hereunder.

(c) Authority. This Agreement has been duly executed and delivered by such Company Party and, assuming the due authorization, execution and delivery hereof by the other Parties hereto, this Agreement constitutes a legally valid and binding obligation of such Company Party, enforceable against such Company Party in accordance with the terms hereof (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of such Company Party.

(d) Non-Contravention. The execution and delivery of this Agreement by such Company Party does not, and the performance by such Company Party of its obligations hereunder will not, (i) result in a violation of applicable Law, except for such violations which would not reasonably be expected, individually or in the aggregate, to have a material adverse effect upon such Company Party’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, (ii) if such Company Party is not an individual, conflict with or result in a violation of the Governing Documents of such Company Party, or (iii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Company Party or such Company Party’s Subject Company Equity Securities).

(e) Legal Proceedings. As of the date of this Agreement, there is no Action pending against, or to the knowledge of such Company Party, threatened against such Company Party or any of its Affiliates, by or before (or that would be by or before) any Governmental Authority that, if determined or resolved adversely in accordance with the plaintiff’s demands, would reasonably be expected, individually or in the aggregate, to have a material adverse effect upon the ability of such Company Party to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement. None of such Company Party or any of its Affiliates is subject to any Governmental Order that would reasonably be expected, individually or in the aggregate, to have a material adverse effect upon the ability of such Company Party to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement or the Business Combination Agreement.

6. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, upon the valid termination of the Business Combination Agreement in accordance with its terms.

7. No Recourse. This Agreement may be enforced only against, and any claim or cause of action based upon, arising out of, or related to this Agreement may be made only against, the Parties. Except to the extent a Party hereto (and then only to the extent of the specific obligations undertaken by such Party herein), (i) no past, present or future director, manager, officer, employee, incorporator, member, partner, direct or indirect equityholder, Affiliate, agent, attorney, advisor or representative or Affiliate of a Party, (ii) no past, present or future director, officer, employee, incorporator, member, partner, direct or indirect equityholder, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of a Party and (iii) no successor, heir or representative of a Party shall have any liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Parties under this Agreement for any claim based on, arising out of, or related to this Agreement.

8. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Insider does not make any agreement or understanding herein in any capacity other than in Insider’s capacity as a record holder and beneficial owner of the Subject Company Equity Securities, and not, as applicable, in Insider’s capacity as a director, officer or employee of the Company and (b) nothing herein will be construed to limit or affect any action or inaction by Insider or any other Person serving as a member of the board of directors (or other similar governing body) of the Company or any of its Subsidiaries or as an officer, employee or fiduciary of the Company or any of its Subsidiaries, in each case, acting in such Person’s capacity as a director, officer, employee or fiduciary of the Company or any of its Subsidiaries.

9. No Third-Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

10. Remedies. The Parties agree that irreparable damage for which monetary damages would occur in the event that any Party does not perform his or its respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

11. Fees and Expenses. Except as otherwise expressly set forth in the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, that any such fees and expenses incurred by Insider on or prior to the Effective Time shall, in the sole discretion of the Company, be allocated to the Company and deemed to be Company Expenses.

12. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in the Company or any of its Affiliates or SLAM or any of its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to Subject Company Equity Securities. All rights, ownership and economic benefits of and relating to the applicable Subject Company Equity Securities shall remain vested in and belong to Insider, and the Company and SLAM (and each of their respective Affiliates) shall have no authority to exercise any power or authority to direct Insider in the voting of any Subject Company Equity Securities owned by him, her or it (if any). Insider shall not be restricted from voting in favor of, against or abstaining with respect to any other matters presented to the Company Stockholders, including any matter relating to, or in connection with, any Company Financing.

13. Amendments and Waivers. Any provision of this Agreement may be amended or modified in whole or in part only by an agreement in writing and signed by the Parties, and any provision of this Agreement may be waived if such waiver is in writing and signed by the Party(ies) against whom such waiver is sought. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

14. Assignment. Subject to Section 10, none of this Agreement or any of the rights, interests or obligations hereunder shall be assignable by a Party without the prior written consent of the other Parties hereto. This Agreement shall be binding on, and inure to the benefit of, the Parties and their respective successors, heirs, personal representatives and assigns and with respect to a Transfer of the type set forth in clause (A) through clause (E) of Section 2. Any attempted amendment or assignment of this Agreement not in accordance with the terms of this Section 14 shall be null and void ab initio.

15. Several and Not Joint. The representations, warranties, covenants and agreements set forth herein shall be several (and not joint or joint and several) representation, warranties, covenants and agreements of each Company Party.

16. Notices. Any notice, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail, return receipt requested, postage prepaid, (iii) when delivered by FedEx or another nationally recognized overnight delivery service or (iv) when delivered by email (unless an “undeliverable” or similar message is received with respect to each email address provided in or pursuant to this Section 16 for the applicable Party) (provided, that, any such notice or other communication delivered in the manner described in any of the preceding clauses (i), (ii) and (iii) shall also be delivered by email no later than 24 hours after being dispatched in the manner described in the preceding clause (i), (ii) or (iii), as applicable), in each case, addressed as follows:

If to the Insider, to:

[•]

[•]

Attention: [•]

Email: [•]

with a copy (which shall not constitute notice) to:

[•]

[•]

Attention: [•]

Email: [•]

If to the Company:

Lynk Global, Inc.
510 North Washington Street, Suite 200
Falls Church, VA 22046
Attention:	Charles Miller, CEO
Margo Deckard, COO
Email:	*****@lynk.world
*****@lynk.world

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
601 Marshall Street.
Redwood City, CA 94063
Attention:	Geoff Willard
Dan Espinoza
Jocelyn Arel
Email:	*****@goodwinlaw.com
*****@goodwinlaw.com
*****@goodwinlaw.com

If to SLAM, to:

SLAM Corp.
55 Hudson Yards, 47th Floor, Suite C
New York, NY 10001
Attention: Ryan Bright
Email: *****@slamcorp.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:	Christian O. Nagler, P.C.
Jason Krause
Email:	*****@kirkland.com
*****@kirkland.com

17. Incorporation by Reference. Sections 10.2 (Entire Agreement; Assignment), 10.5 (Governing Law), 10.10 (Severability), 10.11 (Counterparts; Electronic Signatures), 10.15 (Waiver of Jury Trial) and 10.16 (Submission to Jurisdiction) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

SLAM CORP.

By:	/s/ Alexander Rodriguez
Name: Alexander Rodriguez
Title: Chief Executive Officer

LYNK GLOBAL, INC.

By:	/s/ Charles Miller
Name: Charles Miller
Title: Chief Executive Officer

INSIDER

By:	/s/ Charles Miller
Name: Charles Miller

INSIDER

ANTARA CAPITAL MASTER FUND LP

By: Antara Capital Fund GP, LLC Its: General Partner

/s/ Himanshu Gulati
Name: Himanshu Gulati
Title: Managing Partner

INSIDER

/s/ Margo Deckard
Margo Deckard

INSIDER

/s/ Tyghe Speidel
Tyghe Speidel

INSIDER

Blazer UL LLC

By:	/s/ Robert Poulin
Printed Name: Robert Poulin
Title: Founding Partner

[Signature Page to Company Support Agreement]

SCHEDULE I

Investor Agreements

1.	None.